                                                                     EXHIBIT 3.9

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                                 --------------

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "WORLDPAGES.COM, INC." AS RECEIVED AND FILED IN THIS OFFICE.

      THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

      CERTIFICATE OF INCORPORATION, FILED THE TWENTY-NINTH DAY OF SEPTEMBER, A.D. 1997, AT 4:30 O'CLOCK P.M.

      CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "NEW ACG, INC." TO ADVANCED COMMUNICATIONS GROUP, INC.", FILED THE NINTH DAY OF OCTOBER, A.D. 1997, AT 11:45 O'CLOCK A.M.

      RESTATED CERTIFICATE, FILED THE NINTH DAY OF OCTOBER, A.D. 1997 , AT 3:10 O'CLOCK P.M.

      CERTIFICATE OF AMENDMENT, FILED THE SEVENTEENTH DAY OF FEBRUARY, A.D. 1998, at 12:30 O'CLOCK P.M.

      CERTIFICATE OF DESIGNATION, FILED THE SEVENTEENTH DAY OF FEBRUARY, A.D. 1998, AT 12:31 O'CLOCK P.M.

      CERTIFICATE OF DESIGNATION, FILED THE EIGHTEENTH DAY OF FEBRUARY, A.D. 2000, AT 4:30 O'CLOCK P.M.

      CERTIFICATE OF DESIGNATION, FILED THE TWENTY-THIRD DAY OF FEBRUARY, A.D. 2000, AT 9:15 O'CLOCK A.M.

                                          /s/ Harriet Smith Windsor
                                          --------------------------------------
                 [SEAL]                       Harriet Smith Windsor,
                                              Secretary of State

                                                        AUTHENTICATION: 1195838

                                                                  DATE: 06-18-01

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                                 --------------

      CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "ADVANCED COMMUNICATIONS GROUP, INC." TO "WORLDPAGES.COM, INC.", FILED THE TWENTY- FOURTH DAY OF FEBRUARY, A.D. 2000, at 10:01 O'CLOCK A.M.

      CERTIFICATE OF OWNERSHIP, FILED THE TWENTY-FIRST DAY OF DECEMBER, A.D. 2000, AT 9 O'CLOCK A.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2000, AT 5 O'CLOCK P.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.



                                          /s/ Harriet Smith Windsor
                                          --------------------------------------
                [SEAL]                        Harriet Smith Windsor,
                                              Secretary of State

                                                        AUTHENTICATION: 1195838

                                                                 DATE:  06-18-01

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  NEW ACG, INC.


                                   ARTICLE I.

      The name of the corporation is New ACG, Inc.

                                   ARTICLE II.

      The registered office of the corporation in the Stare of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Company.

                                  ARTICLE III.

      The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV.

      The total number of shares of stock which the corporation shall have authority to issue is 1,000 shares of common stock, par value $.01 per share.

                                   ARTICLE V.

      The name and mailing address of the incorporator is as follows:

      Name                 Mailing Address

      David A. Tucker      Bracewell & Patterson L.L.P.
                           South Tower Pennzoil Place
                           711 Louisiana, Ste. 2900
                           Houston, TX 77002

                                   ARTICLE VI.

      The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation. The names and mailing addresses of the person who is to serve as sole director until the first annual meeting of stockholders or until their successors are elected and qualify are:

      Name                 Mailing Address

      Rod K. Cutsinger     3355 West Alabama, Suite 580
                           Houston, Texas 77098

                                  ARTICLE VII.

      The number of directors of the corporation shall be as specified in, or determined in the manner provided in, the Bylaws of the corporation, and such number may be increased or decreased from time to time in such manner as may be prescribed in the Bylaws.

                                  ARTICLE VIII.

      In furtherance and not in limitation of the powers conferred by the Laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the corporation, subject to the power of the stockholders of the corporation to adopt, amend or repeal any bylaw made by the Board of Directors.

                                  ARTICLE IX.

      Unless and except to the extent that the bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

                                   ARTICLE X.

      A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal.

      IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set the incorporator's hand this 29th day of September, 1997.


                                          /s/ David A. Tucker
                                          --------------------------------------
                                              David A.  Tucker

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

      New ACG, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

      FIRST: That pursuant to Sections 24 and 108(c) of the General Corporation Law of the State of Delaware. the sole director of the Corporation duly adopted resolutions amending the Certificate of Incorporation of the Corporation filed September 29. 1997 (the "Certificate of Incorporation") to change the name of the Corporation to Advanced Communications Group, Inc. The resolutions setting forth the amendment are as follows:

            RESOLVED, that it is advisable and in the best interests of the Corporation to change the name of the Corporation to Advanced Communications Group, Inc. and to amend the Certificate of Incorporation of the Corporation filed in the office of the Secretary of State of the State of Delaware on September 29, 1997 (the "Certificate of Incorporation") as set forth below; and further

            RESOLVED that the name of the Corporation be changed from New ACG, Inc. to Advanced Communications Group, Inc.; and further

            RESOLVED, that Article I of the Certificate of Incorporation be amended to read in its entirety as follows:

            The name of the Corporation is Advanced Communications Group, Inc.

      SECOND That the Corporation has not received any payment for any of its stock.

      THIRD That said amendment was duly proposed and adopted in accordance with the provisions of Sections 241 and 108(c) of the General Corporation Law of the State of Delaware

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Rod K Cutsinger, its President, as of the 7th day of October, 1997.


                                          /s/ Rod K. Cutsinger
                                          --------------------------------------
                                              Rod K. Cutsinger
                                              President

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       ADVANCED COMMUNICATIONS GROUP, INC.

      The name of the corporation is Advanced Communications Group. Inc. (the Corporation"). The name of the Corporation as originally incorporated was New ACG, Inc. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware (the "Secretary of State") on September 29, 1997 and amended by an instrument filed with the Secretary of State on October 9, 1997 to change the Corporation's name to Advanced Communications Group, Inc. This Restated Certificate of incorporation amends and restates the Corporation's original certificate of incorporation, and amended, and was duly adopted in accordance with Section 241 and Section 245 of the General Corporation Law of the State of Delaware. The Corporation certifies that it has not authorized the issuance of any of its stock or received any payment therefor.

                                    ARTICLE I

      The name of the Corporation is Advanced Communications Group, Inc.

                                   ARTICLE II

      The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

      The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

      Section 1. Authorized Capital. The Corporation shall be authorized to issue two hundred million (200,000,000) shares of capital stock, of which one hundred eighty million (180,000,000) shares shall be shares of Common Stock, $.0001 par value per share ("Common Stock"). and twenty million (20,000,000) shares shall be shares of Preferred Stock, $.0001 par value per share ("Preferred Stock").

      Section 2. Preferred Stock. The Board of Directors is hereby expressly authorized, subject to any limitations prescribed by applicable law, to provide from time to time for the issuance of shares of Preferred Stock in one or more series, and to determine the number of shares of each series and to fix for each series of Preferred Stock such voting powers, full or limited or no voting powers, and such designations, preferences and relative, participating , optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors or a duly authorized committee thereof providing for the issue of such series.

      The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

            (a) the designated number of shares of such series, which may subsequently be increased or decreased (but not below the number of shares of that series then outstanding) by resolution of the Board of Directors, without the consent of the holders of any outstanding shares of Common Stock or Preferred Stock, and the distinctive designation thereof;

            (b) the voting powers, full or limited, if any, of the shares of such series;

            (c) the rights in respect of dividends on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates and the relative rights of priority, if any, of payment of dividends on shares of such series and any limitations, restrictions or conditions on the payment of dividends;

            (d) the terms and conditions (including the price or prices which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the shares of such series may be redeemed, and any limitations, restrictions or conditions on such redemption;

            (e) the terms, if any, upon which the shares of such series shall be convertible into or exchangeable for shares of any other class, classes, or series, or other securities, whether or not issued by the Corporation;

            (f) the relative amounts, and the relative rights or priority, if any, or payment in respect to shares of such series, which the holders of the shares of such series shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation;

            (g) the terms, if any, of any purchase, retirement or sinking fund to be provided for the shares of such series;

            (h) the restrictions, limitations and conditions, if any, upon issuance of indebtedness and shares of the same series or of any other class or series of the Corporation during the period any shares of such series are outstanding; and

            (i) any other preferences and relative, participating, optional or other rights or limitations not inconsistent with applicable law, the provisions of this ARTICLE IV or any resolution of the Board of Directors, or a duly authorized committee thereof, pursuant thereto.

      Section 3. Reacquired Stock. Subject to the requirements of applicable law, shares of any series of Preferred Stock which have been redeemed or converted, or which have been issued and reacquired in any manner, and retired shall have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Board of Directors as shares of the same or any other series of Preferred Stock.

      Section 4. No Preemptive Rights. No holder of any shares of Common Stock or series of Preferred Stock, or any other security, option, warrant or right issued by the Corporation, shall have any preemptive rights to subscribe to any additional shares of Common Stock or any series of Preferred Stock, or any other security, option, warrant or right issued by the Corporation, or any security convertible into any series of Common Stock or Preferred Stock, or any other security, option, warrant or right when now or hereinafter authorized or issued by the Corporation, provided, however, subject to the rights of any holder of Common Stock or any series of Preferred Stock, that pursuant to a resolution or resolutions adopted by the Board of Directors, or any duly authorized committee thereof, the Corporation may issue and dispose of any securities (including, without limitation, Common Stock and Preferred Stock) convertible into or carrying options, warrants or other rights to purchase or otherwise acquire any other security or securities of the Corporation to such persons or other entities and upon such terms and for such consideration as the Board of Directors may determine and as may be permitted by applicable law, without offering any such securities, either in whole or in part, to the existing holders of any security of the Corporation.

      Section 5. Exclusive Rights of Common Stock. Subject to the rights of the holders of any series of Preferred Stock, and except as otherwise provided by law, the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (each a "Director") and for all other purposes. The number of authorized shares of Common Stock and Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of
Section 242(b)(2) of the General Corporation Law of the State of Delaware (or any successor provision thereto), and no vote of the holders of either the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.

      Section 6. Voting Rights of Common Stock. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote, consent, waiver, release or other action.

      Section 7. Record Holders. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered in the records of the Corporation, or with any agent of the Corporation employed as the stock transfer agent of the Corporation, as the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person or entity, whether or not the Corporation shall have notice of such claim, except as expressly provided by applicable law.

                                    ARTICLE V

      Section 1. Annual Meeting of Stockholders. The annual meetings of stockholders of the Corporation (each a "Stockholder" and collectively, "Stockholders") shall be held on such date and at such place and time as may be fixed by resolution of the Board of Directors.

      Section 2. Calling of Special Meetings of Stockholders. Subject to the rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of Stockholders may be called only by either
(a) the Chairman of the Board of Directors, or (b) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors which the Corporation wold have if there were no vacancies or unfilled newly-created directorships (the "Whole Board").

      Notwithstanding any other provisions of this Restated Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of this Section 2 of ARTICLE V may be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding shares of the Corporation's stock entitled to vote generally in the election of Directors ("Voting Stock"), voting together as a single class.

      Section 3. Chairman of Stockholder Meetings. Each annual and special meeting of Stockholders shall he presided over by a Chairman, who shall have the exclusive authority to, among other things, determine (a) whether business and nominations have been properly brought before such meetings, and (b) the order in which business and nominations properly brought before such meeting shall be considered. The Chairman of each annual and special meeting shall be the Chairman of the Board of Directors, or such person as shall be appointed by the resolution approved by the majority of the Board of Directors.

      Notwithstanding any other provisions of this Restated Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of this Section 3 of ARTICLE V may be altered, amended or repealed in any respect. nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80 percent of the combined voting power of the outstanding shares of Voting Stock, voting together as a single class.

      Section 4. Notice of Stockholder Business and Nominations.

            (a)   Annual Meetings of Stockholders.

                  (i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any Stockholder who was a Stockholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section.

                  (ii) For nominations or other business to be properly brought before an annual meeting by a Stockholder pursuant to Section 4(a)(i)(C) of this ARTICLE V, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for Stockholder action. To be timely, a Stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such animal meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a Stockholder's notice as described above. Such Stockholder's notice shall set forth:

                        (A) as to each person whom the Stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-l 1 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected);

                        (B) as to any other business that the Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

                        (C) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such Stockholder, as they appear on the Corporation's



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

                  books, and of such beneficial owner, (2) the class and number of shares of the Corporation which are owned beneficially and of record by such Shareholder and such beneficial owner, and
                  (3) whether the proponent intends (or is part of a group which intends) to solicit proxies from other stockholders in support of such nomination or proposal.

                  (iii) Notwithstanding anything in the second sentence of
            Section 4(a)(ii) of this ARTICLE V to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a Stockholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

            (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of Stockholders at which Directors are to be elected pursuant to the Corporations notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any Stockholder who is a Stockholder of record at the time of giving of notice provided for in this Section 4, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this
      Section 4. In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more Directors to the Board of Directors, any such Stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the Stockholder's notice required by
      Section 4(a)(ii) of this ARTICLE V shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a Stockholder's notice as described above.

            (c)   General.

                  (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 4 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 4. Except as otherwise provided by applicable law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 4 and, if any proposed nomination or business is not in compliance with this Section 4, to declare that such defective proposal or nomination shall be disregarded.

                  (ii) For purposes of this Section 4, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (iii) Notwithstanding the foregoing provisions of this Section
            4, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 4. Nothing in this
            Section 4 shall be deemed to affect any rights.

                        (A) of Stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act; or

                        (B) of the holders of any series of Preferred Stock to elect Directors under specified circumstances.

      Notwithstanding any other provisions of this Restated Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of this Section 4 of ARTICLE V may be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class.

      Section 5. Election of Directors.

            (a) Method of Election. Election of Directors at all meetings of the Stockholders at which Directors are to be elected need not be by written ballot and instead may be made by voice vote.

            (b) Required Vote. At all meetings of Stockholders at which Directors are to be elected, a plurality of the combined voting power of the then outstanding shares of Voting Stock cast thereat shall elect Directors. Each share of Common Stock shall be entitled to one vote, in person or by proxy. Each share of any series of Preferred Stock shall be entitled to that number of votes as designated by the Board of Directors in the resolution establishing such issuance or series. Cumulative voting for the election of Directors is expressly not permitted.

      Section 6. Elections Other Than For Directors.

            (a) Method of Voting. Unless and except to the extent that the By-Laws of the Corporation shall so require, all voting by Stockholders, except the election of Directors of the Corporation, need not be by written ballot and instead may be made by voice vote.

            (b) Required Vote. Subject to the rights of holders of any series of Preferred Stock, and except as otherwise provided by law, applicable stock exchange rules or this Restated Certificate of Incorporation, in all matters other than the election of Directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the Stockholders.

      Section 7. Inspectors of Elections: Opening and Closing the Polls. To the extent required by applicable law, the Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of Stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of Stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

      The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting.

      Section 8. Stockholder Inspection of Corporate Records. Except as otherwise provided by applicable law, the Board of Directors shall have the power to determine from time to time whether and, if allowed, under what conditions, circumstances and regulations the books and records of the Corporation shall be open to inspection by the Stockholders, and the Stockholders' ability to inspect any of the books and records or any other document of the Corporation are and shall be restricted or limited according to the determination of the Board of Directors.

      Section 9. No Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the Stockholders must be effected at a duly called annual or special meeting of Stockholders and may not be effected without such a meeting by any consent in writing by such holders.

      Notwithstanding any other provisions of this Restated Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of this Section 9 of ARTICLE V may be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment. repeal or adoption is approved by the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class.

      Notwithstanding any other provision of this Restated Certificate of Incorporation. Section 9 of ARTICLE V shall only become effective upon the consummation of the Corporation's initial underwritten public offering of its Voting Stock

                                   ARTICLE VI

      Section 1. Corporate Governance. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.

      Section 2. Number. Subject to the rights of the holders of any series of Preferred Stock, the number of Directors constituting the Whole Board of Directors shall not be less than three nor more than twelve. Subject to the rights of the holders of any series of Preferred Stock, the number of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board.

      Section 3. Qualifications.

            (a) No person shall be nominated for election, nor elected, as a Director of the Corporation if such person (i) has attained the age of 80 as of such nomination or election1, or (ii) will attain the age of 80 prior to the expiration of the term of office he is being nominated or elected for.

            (b) No person may be a Director of the Corporation after conviction of any offense under applicable law punishable by a term of imprisonment exceeding one year or by death during the period after such conviction that such person in connection with such conviction is incarcerated, on parole, subject to court order or supervision, or subject to supervision of any agency of a state or the federal government.

      Section 4. Tenure. Commencing with the first annual meeting of Stockholders, the Directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the term of office of the first class to expire at the second annual meeting of Stockholders, the term of office of the second class to expire at the third annual meeting of Stockholders and the term of office of the third class to expire at the fourth annual meeting of Stockholders, with each Director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of Stockholders, commencing with the second annual meeting, (i) Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of Stockholders after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors. Directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

      Section 5. Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock, vacancies resulting from death, resignation. retirement, disqualification removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors, and Directors so chosen shall hold office for a term expiring at the annual meeting of Stockholders at which the term of office of the class to which they have been elected expires and until such Director's successor shall have been duly elected and qualified. No decrease in the number of authorized Directors constituting the Whole Board shall shorten the term of any incumbent Director.

      Section 6. Removal. Subject to the rights of the holders of any series of Preferred Stock, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class.

      Section 7. Rights of Classes Separately to Elect Directors. Notwithstanding anything else contained in this Restated Certificate of Incorporation, whenever holders of any one or more series of Preferred Stock shall have the right, voting separately by class, classes or series, to elect Directors at any annual or special meeting of Stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of this Restated Certificate of Incorporation, including any applicable resolutions of the Board of Directors adopted pursuant to ARTICLE IV hereof. Directors so elected shall not be divided into classes and shall be elected by such holders annually unless expressly provided otherwise by those provisions or resolutions and, during the prescribed terms of office of those Directors, the Board of Directors shall consist of a number of Directors equal to the number of those Directors plus the number of Directors determined as provided in Section 2 of ARTICLE VI.

      Section 8. Amendment. Notwithstanding any other provisions of this Restated Certificate of Incorporation and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of this ARTICLE VI may be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class.

                                   ARTICLE VII

      Section 1. Director Amendment of By-Laws. In furtherance and not in limitation of the powers conferred by applicable law, the Board of Directors is expressly authorized and empowered to make, alter, amend and repeal any or all of the provisions of the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board of Directors or by written consent.

      Section 2. Stockholder Amendment of By-Laws . Stockholders shall have the power to make, alter, amend and repeal the By-Laws of the Corporation by the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class.

                                  ARTICLE VIII

      Section 1. Elimination of Certain Liability of Directors. A Director of the Corporation shall not be personally liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the Director derived an improper personal benefit. No amendment, alteration or repeal of, nor the adoption of any provision inconsistent with, any provision of this Section 1 of ARTICLE VIII, which shall in any manner increase the actual or potential liability of any Director of the Corporation, shall apply to or have any effect on the liability or alleged liability of any such Director for or with respect to actions or omissions of such Director occurring prior to such amendment, alteration, repeal or adoption.

      Section 2. Indemnification and Insurance.

            (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom be or she is the legal representative, is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a

      Director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers.

            (b)   Right of Claimant to Bring Suit. If a claim under paragraph
      (a) of this Section is not paid in full by the Corporation within 30 clays after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its Stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the Stare of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its Stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation, By-Laws, agreement, vote of Stockholders or disinterested Directors of the Corporation or otherwise.

            (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

            (e) Amendment. No amendment, alteration or repeal of, nor the adoption of any provision inconsistent with, any provision of Section 2 of
      ARTICLE VIII, which shall in any manner increase the actual or potential liability of any Director of the Corporation shall apply to or have any effect on the liability or alleged liability of any such Director for or with respect to actions or omissions of such Director occurring prior to such amendment, alteration, repeal or adoption.

      Section 3. Amendment. Notwithstanding any other provisions of this Restated Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of this ARTICLE VIII may be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class.

                                   ARTICLE IX

      The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon Stockholders, Directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this ARTICLE LX.

      IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by Rod K. Cutsinger, its Chairman of the Board, President and Chief Executive Officer, this 9th day of October, 1997.

                                          By: /s/ Rod Cutsinger
                                             -----------------------------------
                                                  Rod K. Cutsinger

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


      Advanced Communications Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY;

      FIRST: That pursuant to Section 242(b) of the General Corporation Law of the State of Delaware ("GCL"), the directors of the Company duly and unanimously adopted resolutions proposing the amendment of the Restated Certificate of Incorporation of the Company filed October 9, 1997 (the "Restated Certificate"), declaring such amendment to be advisable and submitting such amendment to the sole stockholder for consideration, and the sole shareholder of the Company approved such resolutions by written consent pursuant to Section 228 of the GCL. The resolutions setting forth the amendment are as follows:

            RESOLVED, that the Restated Certificate be amended by changing
      Article VI, Section 3, by deleting the word "twelve" and substituting the word "fourteen", and further

            RESOLVED, that Article VI, Section 4, of the Restated Certificate be amended by deleting such section and replacing it in its entirety by the following:

            Section 4. Tenure, Effective upon the due consummation of the Corporation's initial underwritten public offering of its Voting Stock, the Directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the tern of office of the first class to expire at the next annual meeting of Stockholders thereafter, the term of office of the second class to expire at the second annual meeting of Stockholders thereafter and the term of office of the third class to expire at the third annual meeting of Stockholders thereafter, with each Director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of Stockholders, commencing with such first annual meeting after such initial underwritten public offering, (i) Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of Stockholders after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, Directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

      SECOND: That said amendment was duly proposed and adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Company has caused this certificate to be signed by William H. Zimmer III, its Executive Vice President, as of the 17th day of February, 1998.

                        Advance Communications Group, Inc.


                                          By: /s/ William H. Zimmer III
                                             -----------------------------------
                                          Name:   William H. Zimmer III
                                          Title:  Executive Vice President

                           CERTIFICATE OF DESIGNATIONS
                                       OF
                 SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK
                                       OF
                       ADVANCED COMMUNICATION GROUP, INC.


      Advanced Communications Group, Inc., a Delaware corporation (the "Corporation"), does hereby certify that the following resolution was duly adopted on February 11, 1998 by the Board of Directors of the Corporation (the "Board of Directors") at a meeting duly convened and held pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation that authorize the issuance of up to 20,000,000 shares of preferred stock, par value $.0001 per share ("Preferred Stock"):

            BE IT RESOLVED, that the issuance of a series of Preferred Stock of Advanced Communications Group, Inc. (the "Corporation") is hereby authorized, and the designation, powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of the shares of said series, in addition to these set forth in the Certificate of Incorporation of the Corporation, are hereby fixed as follows:

            SECTION 1. DESIGNATION. The distinctive serial designation of said series shall be "Series A Redeemable Convertible Preferred Stock" (hereinafter called "Series A"). Each share of Series A shall be identical in all respects with all other shares of Series A.

            SECTION 2. NUMBER OF SHARES. The number of shares in Series A shall be 142,857, which number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series A then outstanding) by the Board of Directors. Shares of Series A that are redeemed, purchased or otherwise acquired by the Corporation or converted into Common Stock shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

            SERIES 3. DEFINITIONS. As used herein with respect to Series A, the following terms shall have the following meanings:

            (a) The term "junior stock" shall mean the Common Stock and any other class or series of stock of the Corporation hereafter authorized over which Series A has preference or priority in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

            (b) The term "parity stock" shall mean any other class or series of stock of the Corporation hereafter authorized which ranks on a parity with Series A in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

            (c) The term "senior stock" shall mean any other class or series of stock of the Corporation hereafter authorized which ranks ahead of the Series A in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

            (d) The term "business day" shall mean each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in New York City are not authorized or obligated by law or executive order to close

            SECTION 4. DIVIDENDS. The holders of shares of Series A shall not be entitled to receive, nor shall the Board of Directors declare, dividends on the shares of Series A.

            SECTION 5. LIQUIDATION RIGHTS. In the event of any voluntary and involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any junior stock, but after all distributions and payments shall be made to the holders of senior stock, the holders of shares of Series A shall be entitled to be paid in full an amount equal to $14.00 per share (the "Liquidation Amount").

            If upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the assets distributable to the holders of Series A and the holders of all parity stock shall be insufficient to permit the payment in full to such holders of all preferential amounts payable to them, then the entire assets of the Corporation then distributable, after distribution of amounts payable with respect to the senior stock, shall be distributed ratably among the holders of Series A and the holders of all parity stock in proportion to the respective amounts that would be payable on a per share basis if such assets were sufficient to permit payment in full of all preferential amounts.

            If the Liquidation Amount shall have been paid in full to each holder to shares of Series A, the remaining assets of the Corporation shall be distributed among the holders of junior stock, according to their respective rights and preferences and in each case according to their respective number of shares.

            For the purposes of this Section 5, the consolidation or merger of the Corporation with any other corporation shall not be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

            SECTION 6. REDEMPTION. If, by February 18, 1999, the Corporation and Northwestern Public Service Company, a Delaware corporation, have not entered into the written Strategic Alliance Agreement contemplated by the letter agreement among the Corporation, Northwestern Public Service Company and Northwestern Growth Corporation dated January 15, 1998, then the Corporation, at the option of the board of Directors, may redeem in whole the shares of Series A upon notice given in hereinafter specified, at a redemption price per share equal to 62.,5% of the Liquidation Amount. If, by March 18, 1999, the Corporation shall not have mailed notice of the redemption of all shares of Series A as provided below, then the Corporation's right to redeem the Series A shall there upon expire.

            Notice of every redemption of shares of Series A shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the books of the Corporation. Such mailing shall be at least five days and not more than 30 days prior to the date fixed for redemption. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of shares of Series A designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A.

            If notice of redemption shall have been duly given, and if on or before the redemption date specified therein all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, on and after such redemption date, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest. Any funds so deposited and unclaimed at the end of three years from such redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

            SECTION 7. CONVERSION RIGHTS. Each holder of shares of Series A shall have the right, at such holder's option, to convert such shares of Common stock of the Corporation at any time following August 18, 1999, on and subject to the following terms and conditions:

            (a) Each share of Series A shall be convertible at the principal office of the Corporation and at such other office or offices, if any, as the Board of

                  Directors may designate, into such number of fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Corporation, as shall be determined by dividing the Liquidation Amount by the "conversion price"; provided, however, that the conversion price shall be adjusted in certain instances as provided in paragraph (d) below. The conversion price in initially the Liquidation Amount.

            (b) In order to convert shares of Series A into Common Stock the holder there of shall surrender at the office or offices hereinabove mentioned the certificate or certificates therefor, duly endorsed or assigned to the Corporation or in blank, and give written notice to the Corporation at said office or offices that such holder elects to convert such shares. No payment or adjustment shall be made upon any conversion on account of any unpaid or accrued dividends on account of any dividends on the Common Stock issued upon conversion.

                  Shares of Series A shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of the certificates for such shares for conversion in accordance with the foregoing provisions, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such common Stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and shall deliver at such office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with payment in lieu of any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same.

            (c) No fractional shares of Common Stock shall be issued upon conversion of shares of Series A, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay cash in respect of such fraction in an amount equal to the same fraction of the Closing Price (as defined below) on the date on which the certificate or certificates for such shares were duly surrendered for conversion, or, if such date is not a Trading Day (as defined below), on the next Trading Day.

            (d) The conversion price shall be deemed to be proportionately adjusted from time to time as follows:

                  (i) In case the Corporation shall (A) pay a dividend or make a distribution on its outstanding Common Stock in shares of its capital stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a small number of shares or (D) issue by reclassification of its

                        Common Stock (whether pursuant to a merger or consolidation or otherwise) any other shares of the Corporation, the holder of any shares of Series A surrendered for conversion after the record date fixed by the Board of Directors for such dividend, distribution, subdivision, combination or reclassification shall be entitled to receive the aggregate number and kind of shares of capital stock of the Corporation which, if such shares of Series A had been converted immediately prior to such record date at the conversion price then in effect, such holder would have been entitled to receive the virtue of such dividend, distribution, subdivision, combination or reclassification; and the conversion price shall be deemed to have been adjusted after such record date to apply to such aggregate number and kind of shares. Such adjustment shall be made whenever any of the events listed above shall occur.

                  (ii) In case the Corporation shall fix a record date for issuing to all holders of Common Stock rights or warrants expiring within 45 days entitled them to subscribe for or purchase Common Stock at a price per share less than the current market price per share (as determined pursuant to clause (iv) below) on such record date, the conversion price in effect from and after such record date shall be reduced so that it shall be equal to the price determined by multiplying the conversion price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock so offered for subscription or purchase. For the purpose of this clause
                        (ii), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the common Stock into which such securities are convertible at an aggregate offering price equal to the aggregate offering price of such securities plus the minimum aggregate amount (if any) payable upon conversion of such securities into Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. In case such rights or warrants are not issued after such a record date has been fixed, the conversion price shall be readjusted to the conversion price which would have been in effect if such record date had not been fixed.

                  (iii) In case the Corporation shall fix a record date for the distribution to all holders of Common Stock (whether pursuant to a merger or consolidation or otherwise) or assets (excluding cash dividends out of retained earnings), or rights to subscribe (excluding those referred to in clause (ii) above), then in each such case the conversion price in effect from and after such record date shall be adjusted so that the same shall be equal to the price determined by multiplying the conversion price in effect immediately prior to such record date by a fraction, of which the numerator shall be the current market price per share (determined as provided in clause (iv) below) of the Common Stock on such record date less the fair market value (as determined by the Board of Directors, whose determination in good faith shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed or of such rights to subscribe applicable to one share of Common Stock and of which the denominator shall be such current market price per share of Common Stock. Such adjustment shall be made whenever any such record date is fixed. In case such distribution is not made after such a record date has been fixed, the conversion price shall be readjusted to the conversion price which would have been in effect if such record date had not been fixed.

                  (iv) For the purpose of any computation under clauses (ii) and (iii) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for 30 consecutive Trading Days selected by the Corporation commencing not less than 10 nor more than 45 Trading Days before the date in question.

                  (v) In case the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets, liquidation of recapitalization of the Common Stock, but excluding any transaction to which clauses (i), (ii) or (iii) above applies) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Corporation or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing, then, as a condition of the consummation of such transaction, lawful and adequate provision shall be made so that each holder of shares of Series A shall be entitled upon conversion, to an amount per share of Series A equal to
                        (A) the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which or for which each share of Common Stock is changed or exchanged, times (B) the number of shares of Common

                         Stock into which a share of Series A is convertible immediately prior to the consummation of such transaction.

                  (vi) In any case in which the subsection (d) shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event (A) issuing to the holder of any shares of Series A converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the conversion price in effect immediately prior to adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to subsection (c) above. In lieu of the shares of the issuance of which is deferred pursuant to item
                         (A) above, the Corporation shall issue or cause one of its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

                  (vii) Any adjustment in the conversion price otherwise required by this section 7 to be made may be postponed until the date of the next adjustment otherwise required to be made if such adjustment (together with any other adjustments postponed pursuant to this paragraph (vii) and not theretofore made) would not require an increase or decrease or more than 1% in such price. All calculations under this subsection (d) shall be made to the nearest cent or to the nearest 1/100th of a share as the case may be.

                  (viii) In the case at any time as a result of an adjustment made pursuant to paragraph (i) above, the holder of any shares of Series A thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, thereafter the number of such other shares so receivable upon conversion of such shares of Series A shall be subject to adjustment form time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraphs (i) to (vii), inclusive, above, and the other provisions of this subsection (d) with respect to the Common Stock shall apply on like terms to any such other shares.

                  (ix) The Board of Directors may in its discretion make such reductions in the conversion price, in addition to those required by this subsection (d), as shall be determined by a Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for Federal income tax purposes to the recipients. The Board of Directors shall have the power to resolve any ambiguity or correct any error in this subsection (d), and its action in so doing shall be final and conclusive.

            (e)   Whenever the conversion price is adjusted as herein provided:

                  (i) The Corporation shall compute the adjusted conversion price in accordance with this Section 7 and shall cause to be prepared a certificate signed by the Corporation's treasurer setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with each transfer agent for the shares of Series A; and

                  (ii) A notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall, as soon as practicable, be mailed to the holders of record of outstanding shares of Series A.

            (f)   In case:

                  (i) The Corporation shall declare a dividend or other distribution on its Common Stock payable otherwise than in cash out of retained earnings or obligations to pay cash out of retained earnings; or

                  (ii) The Corporation shall authorize the issuance to the holders of its Common Stock of rights or warrants entitling them to subscribe for or purchase any shares of capital stock or any class or any other subscription rights or warrants; or

                  (iii) Of any reclassification of the capital stock of the
                        Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholder of the Corporation is required, or of the sale, transfer or other disposition of all or substantially all of the assets of the Corporation; or

                  (iv) Of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  then the Corporation shall cause to be filed with each transfer agent for the shares of Series A and shall cause to be mailed to the holders of record of the outstanding shares of Series A, at least 20 days (other 10 days in any case specified in clause (i) or (ii) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is expected to become effective, and the date a of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities, each or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up. Failure to give notice as required by this subsection (f), or any defect therein, shall not affect the legality or validity of any such dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up, or the vote on any action margin authorizing such.

            (g) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of issuance upon conversion of shares of Series A, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series A then outstanding.

            (h) The Corporation will pay any and all taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of Series A pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

            (i) For the purpose of this Section 7, the term "Common Stock" shall include any stock of any class or series of the Corporation which has no preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation. However, shares issuable upon conversion of shares of Series A shall include only shares of the class designated as Common Stock as of the original date of issuance of shares of Series A or shares of the Corporation of any classes or series resulting from any reclassification or reclassifications thereof and which have no preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation, provided that if at any time there shall be more than one such resulting class or series, the shares of each such class and series than so issuable shall be substantially in the proportion which the total number of shares of such class and series resulting from all such reclassifications bears to the total number of shares of all such classes and series resulting from all such reclassifications.

            (j) As used in this Section 7, the term "Closing Price" on any day shall mean the reported last sale price per share of Common Stock regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the American Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal exchange, the average of the closing bid and asked prices in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated, or any successor thereof, or, if not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose; or, in all other cases, the value established by the Board of Directors in good faith; and the term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday, or Friday on which banking institutions in New York City are not authorized or obligated by law or executive order to close.

            (k) The certificate of any independent firm of public accountants of recognized standing selected by the Board of Directors shall be presumptive of the correctness of any computation made under this Section 7.

            SECTION 8. NO VOTING RIGHTS. The holders of Series A shall be entitled to no votes per share, except as otherwise required by law or by the Corporation's certificate of incorporation.

            SECTION 9. LIMITED TRANSFERABILITY OF SERIES A. Until the earliest to occur of (i) March 18, 1999, or (ii) the execution and delivery of the written Strategic Alliance Agreement referenced in Section 6 above, the Series A and the rights represented thereby are not transferable - regardless of whether such transfer occurs by foreclosure or grant of a lien, pledge, or other security interest therein, other volitional action, operation of law, or otherwise. Any attempt to transfer an interest in any shares of Series A in violation of the forgoing to void.

            SECTION 10. OTHER RIGHTS. The shares of Series A shall not have any powers, preferences on relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein.

      IN WITNESS WHEREOF, Advanced Communications Group, Inc. has caused this certificate to be signed by its undersigned duly authorized officer this 17th day of February, 1998.


                                          ADVANCED COMMUNICATIONS GROUP, INC.


                                          BY: /s/ WILLIAM H. ZIMMER III
                                             -----------------------------------
                                                  WILLIAM H. ZIMMER III
                                                  EXECUTIVE VICE PRESIDENT

                      CERTIFICATE ELIMINATING REFERENCE TO
                 SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK
                                    FROM THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       ADVANCED COMMUNICATIONS GROUP, INC.

      Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, it is hereby certified that:

            1. The name of the corporation is ADVANCED COMMUNICATIONS GROUP, INC. (hereinafter referred to as the "Corporation").

            2. The designation of the shares referred to as Series A redeemable Convertible Preferred Stock of the Corporation (hereinafter referred to as the "Series A") to which this Certificate relates is hereby eliminated.

            3. All of the voting powers, designations, preferences and the relative, participating, optional, or other rights and the qualifications, limitations, and restrictions of the said Series A stock were provided for in a resolution adopted by the Board of Directors of the Corporation pursuant to authority expressly vested in it by the provisions of the Restated Certificate of Incorporation of the Corporation. A Certificate of Designations setting forth the said resolution was filed with the Secretary of State of the State of Delaware on February 17, 1998, pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware.

            4. The Board of Directors of the Corporation has adopted the following resolution:

            WHEREAS, Section 2 of the Certificate of Designations of the Series A Redeemable Convertible Preferred Stock (hereinafter referred to as the "Series A") provides in relevant part that, "Shares of Series A that are. . .converted into Common Stock shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series"; and

            WHEREAS, all of the issued and outstanding Series A were converted by the holder thereof into a like number of shares of Common Stock on August 18, 1999;

            WHEREAS, Section 151(g) of the General Corporation Law of the State of Delaware provides for the filing of a Certificate with the Secretary of State of Delaware for the purpose of eliminating from the Restated Certificate of Incorporation all reference to the Series A. Stock.

            NOW, THEREFORE, BE IT RESOLVED, that the proper officers of the Corporation be and hereby are authorized and directed to file a Certificate pursuant to the provisions of

      Section 151(g) of the General Corporation Law of the State of Delaware to effect the elimination from the Restated Certificate of Incorporation all references to the Series A. Stock.

            5. The effective time of this certificate shall be on the filing date.

Signed on February 18, 2000

                                          /s/ Michael A. Pruss
                                          --------------------------------------
                                          Michael A. Pruss, Vice President,
                                          Secretary and Chief Financial Officer

                         CERTIFICATE OF DESIGNATIONS OF
                        CLASS B VOTING PREFERRED STOCK OF
                       ADVANCED COMMUNICATIONS GROUP, INC.

                     PURSUANT TO SECTION 151 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

      Advanced Communications Group, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, as amended, does HEREBY CERTIFY that the following resolution has been duly adopted by the Board of Directors of the
Corporation:

            RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), there hereby is created out of the 20,000,000 shares of Preferred Stock, par value $0.0001 per share, of the Corporation authorized in Article IV of the Certificate of Incorporation (the "Preferred Stock"), a series of Preferred Stock of the Corporation, to be designated "Class B Voting Preferred Stock," consisting of one (1) share, which series shall have the following voting powers, designations, preferences and relative, participating, optional and other rights, and the following qualifications, limitations and restrictions (in addition to the powers, designations, preferences and relative, participant, optional and other rights and the qualifications, limitations and restrictions set forth in the Certificate of Incorporation which are applicable to the Preferred Stock).

            SECTION 1. DESIGNATION AND SIZE OF ISSUE, RANKING.

            (A) The designation of the series of Preferred Stock shall be "Class B Voting Preferred Stock") (the "Class B Stock"), and the number of shares constituting the Class B Stock shall be one (1) share.

            (B) The share of Class B Stock which at any time has been redeemed or otherwise reacquired by the Corporation shall, after such redemption or other acquisition, resume the status of authorized and unissued shares of Preferred Stock, without designation as to series until such share is once more designated as part of a particular series by the Board of Directors.

            (C) The share of Class B Stock shall rank senior, as to distribution of assets upon liquidation, to the shares of Common Stock, par value $0.0001 per share, of the Corporation (the "Common Stock"), and junior to any future series of Preferred Stock or shares of preference stock of the Corporation (the "Preference Stock") issued by the Corporation after the effectiveness of this Certificate of Designation that by its terms ranks senior to the Class B Stock.

            SECTION 2. VOTING RIGHTS OF CLASS B STOCK.

            (A) GENERAL. Except as otherwise required by law or the Certificate of Incorporation, the holder of record of the share of Class B Stock shall have a number of votes with respect to any matter, proposition or question on which holders of Common Stock are entitled to vote, consent or otherwise act, equal to the product of (i) the number of shares of Common Stock for which the Exchangeable Shares then issued and outstanding from time to time and held by Holders are exchangeable, multiplied by (ii) the number of votes to which a holder of one share of Common Stock is entitled with respect to such matter, proposition or question. For the purposes hereof, (x) "Exchangeable Shares" means the Class A Special Shares of ACG Exchange Company, a Nova Scotia unlimited liability company ("ACG Exchange Company"), (y) "Holders" means the registered holders from time to time of Exchangeable Shares, other than Exchangeable Shares beneficially owned by the Corporation or its Subsidiaries, and (z) "Subsidiary" in relation to any person, means any body corporate, partnership, joint venture, association or other entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by such person.

            (B) COMMON STOCK AND CLASS B STOCK IDENTICAL IN VOTING. Except as otherwise required by law or the Certificate of Incorporation, in respect of all matters concerning the voting of shares of capital stock of the Corporation, the Common Stock (and any other class or series of capital stock of the Corporation entitled to vote generally with the Common Stock) and the Class B Stock shall vote as a single class and, apart from the differing number of votes attaching to the Class B Stock as set forth in
      Section 2(A) above, such voting rights shall be identical in all respects.

            SECTION 3. LIQUIDATION. In the event of any liquidation, dissolution or winding up of the Corporation and subject to any prior rights of holders of shares of any other series of Preferred Stock or of any series of Preference Stock, if the Class B Stock is then outstanding the holder thereof shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, an amount equal to $1.00 before any distribution is made on the Common Stock or on any other stock of the Corporation ranking junior to the Class B Stock as to distribution of assets on liquidation, dissolution or winding up. After payment of the full amount of the above liquidation preference of the outstanding share of Class B Stock, the holder of the share of Class B Stock shall not be entitled to any further participation in any distribution of assets of the Corporation. For the purposes of this Section 3, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation, nor the consolidation or merger of the Corporation with or into one or more other entities, shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

            SECTION 4. DIVIDENDS. The holder of the Class B Stock shall not be entitled to receive any dividends, whether payable in cash, in property or in shares of capital stock of the Corporation.

            SECTION 5. CLASS B STOCK

            (A) Pursuant to the terms of that certain Amended and Restated YPtel Agreement dated as of October 26, 1999 (the "YPtel Agreement"), between the Corporation, YPtel Corporation ("YPtel"), the shareholders of YPtel listed on Exhibit "A" to the YPtel Agreement, Edward Truant, Douglas
      G. McIntyre, Jeffrey L. Rosenthal, Stephen D. Lister, The J.L.R. Family Trust and The Parsley Family Trust (collectively the "ICL Principals"), Cold Trust, Global Investment Trust, Freezer Trust, Storage Trust, Directory Trust and Publisher Trust (collectively the "Barbadian Trusts") (the shareholders listed on Exhibit "A" to the YPtel Agreement, the ICL Principals and the Barbadian Trusts are collectively referred to as the "Shareholders"), and Imperial Capital Limited ("ICL"), one share of Class B Stock is being issued to the Trustee (as hereinafter defined) under the Exchange and Voting Trust Agreement made as of February 18, 2000 among the Corporation, ACG Holding Company, a Nova Scotia unlimited liability company, ACG Exchange Company, a Nova Scotia unlimited liability company, 1 + USA V Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware, certain holders of YPtel shares as set out on Schedule A thereto. YPtel/ACG Pledge Corporation, an Ontario corporation and Montreal Trust Company of Canada, a trust company incorporated under the laws of Canada (the "Trustee"), as may be amended from time to time.

            (B) The holder of the share of Class B Stock is entitled to exercise the voting rights attendant thereto in such manner as specified in the Exchange and Voting Trust Agreement.

            (C) At such time as the term of the Exchange and Voting Trust Agreement shall end, being the earlier of the date when (i) no outstanding Exchangeable Shares are held by a Holder, (ii) such Agreement is terminated by mutual agreement as provided therein or (iii) February 18, 2005, the Class B Stock shall be redeemed in accordance with Section 7 hereof.

            SECTION 6. CONVERSION OR EXCHANGE. The holder of the Class B Stock shall not have any rights hereunder to convert such share into, or exchange such share for, shares of any other series or class of capital stock of the Corporation.

            SECTION 7. REDEMPTION. The share of Class B Stock shall not be subject to redemption, except that at such time as the term of the Exchange and Voting Trust Agreement shall end, the Class B Stock shall automatically be redeemed by the Corporation for an amount equal to $1.00 due and payable upon such redemption.

            SECTION 8. OTHER RIGHTS. The share of Class B Stock shall not have any powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions other than as set forth herein.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and attested this 23rd day of February, 2000.


                                          ADVANCED COMMUNICATIONS GROUP, INC.


                                          By: /s/ Richard A. O'Neal
                                             -----------------------------------
                                                  Richard A. O'Neal, Chairman
                                                  of the Board and Chief
                                                  Executive Officer

                         CERTIFICATE OF AMENDMENT OF THE
                    RESTATED CERTIFICATE OF INCORPORATION OF
                       ADVANCED COMMUNICATIONS GROUP, INC.

      Advanced Communications Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

      DOES HEREBY CERTIFY THAT:

      I. The proposed amendment to the Corporation's Restated Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      II.   ARTICLE I is amended to read in its entirety as follows:

                                    ARTICLE I

              The name of the Corporation is: WorldPages.com, Inc.

      IN WITNESS WHEREOF, we have hereunto set out our hands and seals as President and Secretary, respectively, of the Corporation this 24th day of September, 2000 and we hereby affirm that the foregoing Certificate of Amendment of the Restated Certificate of Incorporation is our act and deed and the act and deed of the Corporation and that the facts stated therein are true.


                                          /s/ Richard A. O'Neal
                                          --------------------------------------
                                              Richard A. O'Neal, President

ATTEST


/s/ Michael A. Pruss
--------------------------------------
    Michael A. Pruss, Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                          ADVANCED COMMUNICATIONS CORP.
                                      INTO
                              WORLDPAGES.COM, INC.

It is hereby certified that:

1. WorldPages.com, Inc. (the "Corporation") is a business corporation of the State of Delaware.

2. The Corporation is the owner of all of the outstanding shares of the stock of Advanced Communications Corp. (the "Subsidiary") which is also a business corporation of the State of Delaware.

3. On December 8, 2000, the Board of Directors of the Corporation adopted the following resolutions to merge the Subsidiary into the Corporation:

      RESOLVED, that Advanced Communications Corp. (the "Subsidiary") be merged into the Corporation, and that all of the estate, property, rights, privileges, powers and franchises of the Subsidiary be vested in and held and enjoyed by the Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by the Subsidiary.

      RESOLVED, that the Corporation assume all of the obligations of the Subsidiary.

      RESOLVED, that the Corporation cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction, and cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction.

4. The merger herein provided for shall be effective at 5 p.m. on December 31, 2000.

Dated:  December 8, 2000                  WorldPages.com, Inc.


                                          By: /s/ Michael A. Pruss
                                             -----------------------------------
                                                  Michael A. Pruss, Secretary

                           CERTIFICATE OF DESIGNATIONS
                                       OF
                 SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK
                                       OF
                       ADVANCED COMMUNICATIONS GROUP, INC.

Advanced Communications Group, Inc., a Delaware corporation (the "Corporation"), does hereby certify that the following resolution was duly adopted on February 11, 1998 by the Board of Directors of the Corporation (the "Board of Directors") at a meeting duly convened and held pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation that authorize the issuance of up to 20,000,000 shares of preferred stock, par value $.0001 per share ("Preferred Stock"):

      BE IT RESOLVED, that the issuance of a series of Preferred Stock of Advanced Communications Group, Inc. (the "Corporation") is hereby authorized, and the designation, powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of the shares of said series, in additional to those set forth in the Certificate of Incorporation of the Corporation, are hereby fixed as follows:

            SECTION 1. DESIGNATION. The distinctive serial designation of said series shall be "Series A Redeemable Convertible Preferred Stock" (hereinafter called "Series A"). Each share of Series A shall be identical in all respects with all other shares of Series A.

            SECTION 2. NUMBER OF SHARES. The number of shares in Series A shall be 142,857, which number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series A then outstanding) by the Board of Directors. Shares of Series A that are redeemed, purchased or otherwise acquired by the Corporation or converted into Common Stock shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

            SECTION 3. DEFINITIONS. As used herein with respect to Series A, the following terms shall have the following meanings:

            (a) The term "junior stock" shall mean the Common Stock and any other class or series of stock of the Corporation hereafter authorized over which Series A has preference or priority in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

            (b) The term "party stock" shall mean any other class or series of stock of the Corporation hereafter authorized which ranks on a parity with Series A in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

            (c) The term "senior stock" shall mean any other class or series of stock of the Corporation hereafter authorized which ranks ahead of the Series A in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

            (d) The terms "business day" shall mean each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in New York City are not authorized or obligated by law or executive order to close.

            SECTION 4. DIVIDENDS. The holders of shares of Series A shall not be entitled to receive, nor shall the Board of Directors declare, dividends on the shares of Series A.

            SECTION 5. LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution of payment shall be made to the holders of any junior stock, but after all distributions and payments shall be made to the holders of senior stock, the holders of shares of Series A shall be entitled to be paid in full an amount equal to $14.00 per share (the "Liquidation Amount").

            If upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the assets distributable to the holders of Series A and the holders of all parity stock shall be insufficient to permit the payment in full to such holders of all preferential amounts payable to them, then the entire assets of the Corporation then distributable, after distribution of amounts payable with respect to the senior stock, shall be distributed ratably among the holders of Series A and the holders of all parity stock in proportion to the respective amounts that would be payable on a per share basis if such assets were sufficient to permit payment in full of all preferential amounts.

            If the Liquidation Amount shall have been paid in full to each holder of shares of Series A, the remaining assets of the Corporation shall be distributed among the holders of junior stock, according to their respective rights and preferences and in each case according to their respective numbers of shares.

            For the purposes of this Section 5, the consolidation or merger of the Corporation with any other corporation shall not be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

            SECTION 6. REDEMPTION. If, by February 18, 1999, the Corporation and Northwestern Public Service Company, a Delaware corporation, have not entered into the written Strategic Alliance Agreement contemplated by the letter agreement among the Corporation, Northwestern Public Service Company and Northwestern Growth Corporation dated January 15, 1998, then the Corporation, at the option of the Board of Directors, may redeem in whole the shares of Series A upon notice given as hereinafter specified, at a redemption price per share equal to 62.5% of the Liquidation Amount. If, by March 18, 1999, the Corporation shall not have mailed notice of the redemption of all shares of Series A as provided below, then the Corporation's right to redeem the Series A shall thereupon expire.

            Notice of every redemption of shares of Series A shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the books of the Corporation. Such mailing shall be at least five days and not more than 30 days prior to the date fixed for redemption. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of shares of Series A designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A.

            If notice of redemption shall have been duly given, and if on or before the redemption date specified therein all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, on and after such redemption date, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest. Any funds so deposited and unclaimed at the end of three years from such redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

            SECTION 7. CONVERSION RIGHTS. Each holder of shares of Series A shall have the right, at such holder's option, to convert such shares into shares of Common Stock of the Corporation at any time following August 18, 1999, on and subject to the following terms and conditions:

            (a) Each share of Series A shall be convertible at the principal office of the Corporation and at such other office or offices, if any, as the Board of Directors may designate, into such number of fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of

                  Common Stock of the Corporation, as shall be determined by dividing the Liquidation Amount by the "conversion price"; provided, however, that the conversion price shall be adjusted in certain instances as provided in paragraph (d) below. The conversion price is initially the Liquidation Amount.

            (b) In order to convert shares of Series A into Common Stock the holder thereof shall surrender at the office or offices hereinabove mentioned the certificate or certificates therefor, duly endorsed or assigned to the Corporation or in blank, and give written notice to the Corporation at said office or offices that such holder elects to convert such shares. No payment or adjustment shall be made upon any conversion on account of any unpaid or accrued dividends on account of any dividends on the Common Stock issued upon conversion.

                  Shares of Series A shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of the certificates for such shares for conversion in accordance with the foregoing provisions, and the person or persons entitled to receive the Common Stock issuance upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and shall deliver at such office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with payment in lieu of any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same.

            (c) No fractional shares of Common Stock shall be issued upon conversion of shares of Series A, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay cash in respect of such fraction in an amount equal to the same fraction of the Closing Price (as defined below) on the date on which the certificate or certificates for such shares were duly surrendered for conversion, or, if such date is not a Trading Day (as defined below), on the next Trading Day.

            (d) The conversion price shall be deemed to be proportionately adjusted from time to time as follows:

                        (i) In case the Corporation shall (A) pay a dividend or make a distribution on its outstanding Common Stock in shares of its capital stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or
                  (D) issue by reclassification of its Common Stock (whether pursuant to a merger or consolidation or otherwise) any other shares of the Corporation, the holder of any shares of Series A surrendered for conversion after the record date fixed by the Board of Directors for such dividend, distribution, subdivision, combination or reclassification shall be entitled to receive the aggregate number and kind of shares of capital stock of the Corporation which, if such shares of Series A had been converted immediately prior to such record date at the conversion price then in effect, such holder would have been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification; and the conversion price shall be deemed to have been adjusted after such record date to apply to such aggregate number and kind of shares. Such adjustment shall be made whenever any of the events listed above shall occur.

                        (ii) In case the Corporation shall fix a record date for issuing to all holders of Common Stock rights or warrants expiring within 45 days entitling them to subscribe for or purchase Common Stock at a price per share less than the current market price per share (as determined pursuant to clause (iv) below) on such record date the conversion price in effect from and after such record date shall be reduced so that it shall be equal to the price determined by multiplying the conversion price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock so offered for subscription or purchase. For the purpose of this clause (ii), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the Common Stock into which such securities are convertible at an aggregate offering price equal to the aggregate offering price of such securities plus the minimum aggregate amount (if any) payable upon conversion of such securities into Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. In case such rights or warrants are not issued after such a record date has been fixed, the conversion price shall be readjusted to the conversion price which would have been in effect if such record date had not been fixed.

                        (iii) In case the Corporation shall fix a record date
                  for the distribution to all holders of Common Stock (whether pursuant to a merger or consolidation or otherwise) of assets (excluding cash dividends out of retained earnings), or rights to subscribe (excluding those referred to in clause (ii) above), then in each such case the conversion price in effect from and after such record date shall be adjusted so that the same shall be equal to the price determined by multiplying the conversion price in effect immediately prior to such record date by a fraction, of which the numerator shall be the current market price per share (determined as provided in clause (iv) below) of the Common Stock on such record date less the fair market value (as determined by the Board of Directors, whose determination in good faith shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed or of such rights to subscribe applicable to one share of Common Stock and of which the denominator shall be such current market price per share of Common Stock. Such adjustment shall be made whenever any such a record date is fixed. In case such distribution is not made after such a record date has been fixed, the conversion price shall be readjusted to the conversion price which would have been in effect if such record date had not been fixed.

                        (iv)  For the purpose of any computation under clauses
                  (ii) and (iii) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for 30 consecutive Trading Days selected by the Corporation commencing not less than 10 nor more than 45 Trading Days before the date in question.

                        (v) In case the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets, liquidation or recapitalization of the Common Stock, but excluding any transaction to which clauses
                  (i), (ii) or (iii) above applies) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Corporation or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing, then, as a condition of the consummation of such transaction, lawful and adequate provision shall be made so that each holder of shares of Series A shall be entitled, upon conversion, to an amount per share of Series A equal to (A) the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged, times (B) the number of shares of Common Stock into which a share of Series A is convertible immediately prior to the consummation of such transaction.

                        (vi) In any case in which this subsection (d) shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event (A) issuing to the holder of any shares of Series A converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the conversion price in effect immediately prior to adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to subsection (c) above. In lieu of the shares of the issuance of which is deferred pursuant to item (A) above, the Corporation shall issue or cause one of its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

                        (vii) Any adjustment in the conversion price otherwise required by this Section 7 to be made may be postponed until the date of the next adjustment otherwise required to be made if such adjustment (together with any other adjustments postponed pursuant to this paragraph (vii) and not theretofore made) would not require an increase or decrease of more than 1% in such price. All calculations under this subsection (d) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                        (viii) In case at any time, as a result of an adjustment
                  made pursuant to paragraph (i) above, the holder of any shares of Series A thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, thereafter the number of such other shares so receivable upon conversion of such shares of Series A shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common stock contained in paragraphs (i) to (vii), inclusive, above, and the other provisions of this subsection (d) with respect to the Common stock shall apply on like terms to any such other shares.

                        (ix) The Board of Directors may in its discretion make such reductions in the conversion price, in addition to those required by this subsection (d), as shall be determined by the Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for Federal income tax purposes to the recipients. The Board of Directors shall have the power to resolve any ambiguity or correct any error in this subsection (d), and its action in so doing shall be final and conclusive.

            (e)   Whenever the conversion price is adjusted as herein provided:

                        (i) The Corporation shall compute the adjusted conversion price in accordance with this Section 7 and shall cause to be prepared a certificate signed by the Corporation's treasurer setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with each transfer agent for the shares of Series A; and

                        (ii) A notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall, as soon as practicable, be mailed to the holders of record of outstanding shares of Series A.

            (f)   In case:

                        (i) The Corporation shall declare a dividend or other distribution on its Common Stock payable otherwise than in cash out of retained earnings or in obligations to pay cash out of retained earnings; or

                        (ii) The Corporation shall authorize the issuance to the holders of its Common Stock of rights or warrants entitling them in subscribe for or purchase any shares of capital stock or any class or any other subscription rights or warrants; or

                        (iii) Of any reclassification of the capital stock of
                  the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale, transfer or other disposition of all or substantially all of the assets of the Corporation; or

                        (iv) Of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  then the Corporation shall cause to be filed with each transfer agent for the shares of Series A and shall cause to be mailed to the holders of record of the outstanding shares of Series A, at least 20 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities, each or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up. Failure to give notice as required by this subsection (f), or any defect therein, shall not affect the legality or validity of any such dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up, or the vote on any action margin authorizing such.

            (g) The Corporation shall at all times reserve and keep available, free from preemptive rights out of its authorized but unissued Common Stock, for the purpose of issuance upon conversion of shares of Series A, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series A then outstanding.

            (h) The Corporation will pay any and all taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of Series A pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

            (i) For the purpose of this Section 7, the term "Common Stock" shall include any stock of any class or series of the Corporation which has no preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation. However, shares issuable upon conversion of shares of Series A shall include only shares of the class designated as Common Stock as of the original date of issuance of shares of Series A or shares of the Corporation of any classes or series resulting from any reclassification or reclassifications thereof and which have no preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation, provided that if at any time there shall be more than one such resulting class or series, the shares of each such class and series then so issuable shall be substantially in the proportion which the total number of shares of such class and series resulting from all such reclassifications bears to the total number of shares of all such classes and series resulting from all such reclassifications.

            (j) As used in this Section 7, the term "Closing Price" on any day shall mean the reported last sale price per share of Common Stock regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange, or, if the Common Stock is no listed or admitted to trading on such Exchange, on the American Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated, or any successor thereof, or, if not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose; or, in all other cases, the value established by the Board of Directors in good faith; and the term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted for trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in New York City are not authorized or obligated by law or executive order to close.

            (k) The certificate of any independent firm of public accounts of recognized standing selected by the Board of Directors shall be presumptive evidence of the correctness of any computation made under this Section 7.

      SECTION 8. NO VOTING RIGHTS. The holders of Series A shall be entitled to no votes per share except as otherwise required by law or by the Corporation's certificate of incorporation.

      SECTION 9. LIMITED TRANSFERABILITY OF SERIES A. Until the earlier to occur of (i) March 18, 1999, or (ii) the execution and delivery of the written Strategic Alliance Agreement referenced in Section 6 above, the Series A and the rights represented thereby are not transferable - regardless of whether such transfer occurs by foreclosure or grant of a lien, pledge, or other security interest therein, other volitional act, operation of law, or otherwise. Any attempt to transfer an interest in any shares of Series A in violation of the foregoing is void.

      SECTION 10. OTHER RIGHTS. The shares of Series A shall not have any powers, preferences on relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein.

      IN WITNESS WHEREOF, Advanced Communications Group, Inc. has caused this certificate to be signed by its undersigned duly authorized officer this 17th day of February, 1998.

                                          Advanced Communications Group, Inc.


                                          By: /s/ William H. Zimmer III
                                             -----------------------------------
                                                  William H. Zimmer III
                                                  Executive Vice President

                              CERTIFICATE OF MERGER

                                       OF

                       WORLDPAGES MERGER SUBSIDIARY, INC.
                            (A DELAWARE CORPORATION)

                                  WITH AND INTO

                              WORLDPAGES.COM, INC.
                            (A DELAWARE CORPORATION)

                               * * * * * * * * * *
            In accordance with the provisions of Section 251 of the
                         General Corporation Law of the
                                State of Delaware
                               * * * * * * * * * *


      The undersigned on behalf of WorldPages.com, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), desiring to merge WorldPages Merger Subsidiary, Inc., a Delaware corporation (the "Merger Subsidiary" and collectively with the Corporation as sometime referred to herein as the "Constituent Corporations"), with and into itself, pursuant to the provisions of Section 251 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

      FIRST: The name and state of incorporation of the Constituent Corporations of the merger (the "Merger") are as follows:

                     NAME                           STATE OF INCORPORATION
                     ----                           ----------------------
      WorldPages Merger Subsidiary, Inc.                    Delaware
      WorldPages.com, Inc.                                  Delaware

      SECOND: An Agreement and Plan of Merger (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations, in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

      THIRD: The name of the surviving corporation of the Merger is WorldPages.com, Inc. (sometimes herein referred to as the "Surviving Corporation"). The Certificate of Incorporation of the Corporation as in effect at the effective time of the Merger shall be amended and restated in its entirety in the form of the Restated Certificate of Incorporation as set forth on EXHIBIT A attached hereto and made a part hereof.

      FOURTH: An executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation, 8344 Clairemont Mesa Blvd., San Diego, California 92111, Attention: Secretary, and a copy of the Merger Agreement will be furnished by the Surviving Corporation, upon request and without cost, to any stockholder of any of the Constituent Corporations.

      FIFTH: The Merger shall be effective immediately upon filing.


                          *      *      *      *      *

      IN WITNESS WHEREOF, the undersigned, for the purpose of effectuating the Merger of the constituent corporations, pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true and accordingly has hereunto signed this Certificate of Merger this 28th day of June, 2001.

                                          WorldPages.com, Inc.,
                                          a Delaware corporation


                                          By: /s/ Michael A. Pruss
                                             -----------------------------------
                                             Name:  Michael A. Pruss
                                             Title: Vice President and CFO

                                                                       EXHIBIT A

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              WORLDPAGES.COM, INC.

      WorldPages.com, Inc. filed its original Certificate of Incorporation with the Delaware Secretary of State on September 29, 1997 (the "Original Certificate of Incorporation") under the name of New Acg, Inc.

                                   ARTICLE ONE

            The name of the corporation is WorldPages.com, Inc.

                                   ARTICLE TWO

            The address of the corporation's registered office in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is National Registered Agents, Inc.

                                  ARTICLE THREE

            The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

            The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, par value one cent ($0.01) per share.

                                  ARTICLE FIVE

            The corporation is to have perpetual existence.

                                   ARTICLE SIX

            In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                  ARTICLE SEVEN

            Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                  ARTICLE EIGHT

            Section 1. Elimination of Certain Liability of Directors. A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment, alteration or repeal of, nor the adoption of any provision inconsistent with, any provision of this Section 1 of ARTICLE EIGHT, which shall in any manner increase the actual or potential liability of any director of this corporation, shall apply to or have any effect on the liability or alleged liability of any such director for or with respect to actions or omissions of such director occurring prior to such amendment, alteration, repeal or adoption.

            Section 2. Indemnification and Insurance.

                  (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of this corporation or, while a director or officer of this corporation, is or was serving at the request of this corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by this corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and



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

such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, this corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of this corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by this corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to this corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. This corporation may, by action of the board of directors, provide indemnification to employees and agents of this corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by this corporation within 30 days after a written claim has been received by this corporation, the claimant may at any time thereafter bring suit against this corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for this corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on this corporation. Neither the failure of this corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by this corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (c) Non-exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors of this corporation or otherwise.

                  (d) Insurance. This corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of this corporation or another corporation,



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

partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not this corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

                  (e) Amendment. No amendment, alteration or repeal of, nor the adoption of any provision inconsistent with, any provision of Section 2 of ARTICLE EIGHT, which shall in any manner increase the actual or potential liability of any director of this corporation shall apply to or have any effect on the liability or alleged liability of any such director for or with respect to actions or omissions of such director occurring prior to such amendment, alteration, repeal or adoption.

                                  ARTICLE NINE

            The corporation expressly elects not to be governed by ss.203 of the General Corporation Law of the State of Delaware.

                                   ARTICLE TEN

            The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.



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